Exhibit 99.1

FOR IMMEDIATE RELEASE

September 4, 2012

Huron Consulting Group Amends Senior Secured Credit Facility

CHICAGO – September 4, 2012 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced it has amended its senior secured credit facility.

Among other terms, the amendment:

•	Increases the term loan from $180.0 million to $202.5 million and increases the revolving line of credit from $150.0 million to $247.5 million

•	Increases the leverage ratio throughout the term and extends the maturity date from April 14, 2016 to August 31, 2017

•	Lowers the interest rate spread by 50 basis points for each pricing tier

•	Increases the acquisition basket to $75 million per transaction and up to $150 million during any 12-month period

“The amended credit facility provides us with the capacity for our strategic long-term goals as we look to grow our practices,” said C. Mark Hussey, chief financial officer, Huron Consulting Group. “It also allows us to take advantage of the current credit market and obtain more favorable pricing. We are delighted to continue our strong relationship with Bank of America and JPMorgan Chase, and are very pleased with the ongoing support from our syndicate of lenders.”

The Company intends to file a Form 8-K providing additional detail of the amended credit agreement with the Securities and Exchange Commission. When filed, the Form 8-K will be available on the Company’s website at http://ir.huronconsultinggroup.com.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to future indemnity costs for former employees with respect to the restatement. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###